EXHIBIT10.4

TRADEMARK PURCHASE AND ASSIGNMENT AGREEMENT
BY AND BETWEEN
ZOOM TELEPHONICS, INC.
AND
JIANGSU LEIMONE ELECTRONICS CO., LTD.
OF ZOOM MARKS IN THE PRC

Dated:  October 18, 2010

AGREEMENT

This TRADEMARK PURCHASE AND ASSIGNMENT AGREEMENT OF ZOOM MARKS IN THE PRC (“Agreement”) is made as of this 18th day of October, 2010 (“Effective Date”) by and between ZOOM TELEPHONICS, INC., a corporation organized under the laws of  Delaware, USA (“Assignor”) and JIANGSU LEIMONE ELECTRONICS CO., LTD., a company organized under the laws of the People’s Republic of China that is a wholly-owned subsidiary of Zoom Technologies, Inc. (“Assignee”). Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Assignor is the owner of certain rights, title and interest in and to the ZOOM Marks in the PRC as defined hereafter;

WHEREAS, on January 28, 2009, Assignor entered a License Agreement (the “Original License”) with Tianjin Tong Guang Group Digital Communication Co., Ltd., a company organized under the laws of the People’s Republic of China (“Tianjin Tong Guang ”) to grant Tianjin Tong Guang a limited right, license and privilege to use the ZOOM Marks (“Tianjin Tong Guang”License”);

WHEREAS, on October 18, 2010, Tianjin Tong Guang, Assignor and Assignee entered into a Binding Letter Agreement (“Binding Letter Agreement”) in which Tianjin Tong Guang agreed to the termination of the Tianjin Tong Guang License and relinquishment of all rights to the Zoom Marks thereunder;

WHEREAS, the Binding Letter Agreement further provided that the Assignor would assign its trademark rights in the ZOOM Marks in the PRC to the Assignee, and the Assignee would accept such assignment on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, mutual promises and agreements set forth herein and in the Binding Letter Agreement, and intending to be legally bound hereby, the Parties agree as follows.

ARTICLE  1
INTERPRETATION

In this Agreement unless the context otherwise requires:-

(1)	The following words and expressions have the following meanings respectively:-

Applicable Laws means all applicable laws of the USA, State of Delaware, including applicable related laws, rules, statutes and regulations and any rules, consents, approvals, authorizations, guidelines, orders, ordinances, bylaws, requirements and policies of any local authority;

Business Day means any day from Monday through Friday (both dates inclusive) which is not a public holiday in Dover, Delaware;

Person means any individual or legal entity;

Trademark Office means Trademark Office of the state Administration for Industry & Commerce of the PRC.

USA means the United States of America.

ZOOM Marks means the trademarks, servicemarks, trade names, logos and designs set forth in Exhibit A in the PRC attached hereto and made a part hereof by reference, in the style and print set forth therein, and any Chinese registrations or applications for registrations thereof.

PRC means the People's Republic of China for the purpose of this Agreement, which does not      include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Taiwan region.

Force Majeure means any event that is unforeseeable, unavoidable or the consequences whereof is insurmountable which renders the performance of all or part of the obligations of either Party under this Agreement to be virtually impossible or economically impracticable, including without limitation floods, fires, droughts and other Acts of God, strikes, insurrections, turmoil and wars etc.

(2)	References to Articles and Section are references to Articles and Sections of this Agreement, unless specified otherwise.

(3)	Headings or captions to Articles and Sections are for convenience only and shall not affect the interpretation hereof.

(4)	All Exhibits attached to this Agreement are incorporated in, and made a part of, this Agreement.

(5)
All of the parties to this Agreement have participated fully in the negotiation and preparation hereof, and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

(6)	If the date for performance of an obligation falls on a day which is not a Business Day then the date for the performance of that obligation shall be the next Business Day.

ARTICLE  2
ASSIGNMENT OF TRADEMARK RIGHTS

 2.1 The Assignor hereby irrevocably assigns, grants and transfers to the Assignee, all of the Assignor’s right, title, and interest in and to the ZOOM Marks in the PRC including all common law rights, and any trademark registrations and applications, along with the goodwill of the business symbolized therewith.

2.2  The Assignor hereby authorizes the Assignee and/or its designated agent to record this Assignment with the trademark office of the PRC. The Assignor shall execute any and all additional instruments, writings and other documents and take any additional steps as may be necessary or proper as determined by the Assignee, at the sole expense of the Assignee, in order to effect the assignment of the ZOOM Marks, and shall otherwise cooperate with the Assignee to accomplish the purpose of this Agreement.

2.3  [Deleted intentionally.]

2.4  [Deleted intentionally.]

2.5  The Assignor agrees that upon the Chinese Trademark Office's verification/announcement of the Assignor as the proprietary holder of the application right of the trademarks, the Assignee shall have the exclusive right to apply to the Chinese Trademark office for the handling of the transfer procedures to transfer the application right of the trademarks from the Assignor to the Assignee in accordance with the agreement herein, and submit a Transfer Application/Application for Registered Trademarks (as shown in EXHIBIT B) signed by the Assignor directly to the Trademark Office, and upon verification/announcement by the Trademark Office, become the proprietor of the application right of such trademarks, and further complete the registration procedures of the trademarks.

2.6  Once the Assignee completes the registration of the ZOOM Marks at the Trademark Office and obtains a Trademark Registration Certificate, it shall become the proprietary owner of the ZOOM Marks.. At all times during the above-mentioned process, the Assignor shall make best efforts to assist the Assignee in order to satisfactorily complete the transfer of the ownership of the ZOOM Marks to the Assignee.

ARTICLE  3
ASSIGNOR’S REPRESENTATIONS AND WARRANTIES

The Assignor hereby represents and warrants as follows:

3.1   the Assignor is a company duly registered and validly existing under the laws of Delaware.

3.2   to the extent that the Assignor is aware of the status of its ownership of the ZOOM Marks and the laws of the PRC, the Assignor warrants and represents that it has title to the Zoom Marks; the Assignor has not granted any liens, mortgages, encumbrances, licenses, or other agreement thereon or there to the Zoom Marks; that it has the full right, power and authority to grant all of the rights, title and interests granted in this Agreement; and that no dispute exists which challenges the legality, validity, or enforceability of the Zoom Marks to the best knowledge of the Assignor.

3.3   to the extend that the Assignor is aware of the status of its ownership of the ZOOM Marks and the laws of the PRC, and to the best knowledge of the Assignor, the Assignor has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement.

3.4   once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignor enforceable against it in accordance with its terms upon its execution.

3.5  the Assignor will not engage in any action that will be of detriment to the validity of the ZOOM Marks after the completion of the assignment.

ARTICLE  4
ASSIGNEE’S REPRESENTATIONS AND WARRANTIES

The Assignee hereby represents and warrants as follows:

4.1   The Assignee is a company duly registered and validly existing under the laws of the PRC.

4.2   The Assignee has full right, power, authority and capacity and all consents and approvals of any other third party and governmental necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

4.3   Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of the Assignee enforceable against it in accordance with its terms upon its execution.

ARTICLE  5
[Deleted intentionally.]

ARTICLE  6
EFFECTIVENESS

6.1  This Agreement shall immediately come into effect upon execution by both Parties.

6.2  All notices in connection with this Agreement shall be in writing and shall be given or made by delivery in person by one Party to the other Party.

6.3 This Agreement shall benefit and be binding upon the Parties hereto and their respective successors and assigns.

ARTICLE 7
GOVERNING LAWS AND DISPUTE RESOLUTION

7.1  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to its rules regarding conflicts of law.

7.2  In case the Parties have any dispute over the validity, interpretations or performance of the Agreement, they shall try to resolve it through friendly consultations. Where the dispute can not be resolved through consultations within thirty days from the date the dispute arises, either Party may file a suit in the Court having jurisdiction over such dispute. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts in the State of Delaware.

ARTICLE  8
MISCELLANEOUS

8.1  Any amendment or modification of this Agreement or any waiver of any breach of any term or condition of this Agreement must be in a writing signed by both parties in order to be effective.

8.2  The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement by the other party shall not be construed as a waiver of such rights or of its right to require future performance of that term or condition.

8.3  If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court of competent jurisdiction, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would constitute a substantial deviation from the general intent and purpose of the Parties as reflected in this Agreement.

8.4  Upon execution by both parties, this Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all discussions, negotiations, agreements and past dealings, either oral or written, between or among the parties relating to the subject matter hereof. Any change, modification or amendment of this Agreement shall be in writing and signed by the Party against whom enforcement is sought.

ARTICLE  9
NOTICES

All notices, statements, demands, requirements or other communications and documents required or permitted to be given, served or delivered to any Party under this Agreement (a “Communication”) shall be in writing in the English language and shall be either (1) delivered by hand (including, without limitation, delivery by courier) or sent by prepaid certified or registered mail (airmail in the case of all international Communications), with return receipt requested, to that Party at its address stated below, or (2) sent by electronic mail to the Person and email address identified below (and in all cases under this subparagraph (2) a copy shall also be dispatched immediately by prepaid certified or registered mail or by courier or by hand delivery to the addressee), or to such other Person and address as that Party may from time-to-time have notified the other Party as being its representative Person and address for the purposes of this Agreement to the exclusion of all previously applicable Persons and/or addresses.  A Communication once given, served or delivered shall be irrevocable without the consent of the recipient which may be given or withheld in its absolute discretion.  A Communication shall be deemed to have been given served or delivered:

(i)    if delivered by hand, upon delivery (including, without limitation, delivery by courier) on the date of the delivery (and in the case of delivery by courier as evidenced by the signed receipt obtained by the courier service upon delivery);

(ii)   if sent by mail, upon proof of receipt or refusal; and

(iii)  if sent by electronic mail, the date of transmission if during business hours in the place of its receipt or, if it is not, the next succeeding Business Day in the place of its receipt, subject to its having in fact been received; if the electronic mail is not received, then the date of receipt of the paper copy transmitted to the recipient shall control.

The addresses of the parties are as follows, until changed by notice:

Assignee:	JIANGSU LEIMONE ELECTRONICS CO., LTD. Zongyi Digital City, Tushannan village, Tongzhou City, Jiangsu Province 226376 Peoples Republic of China

with a copy to:

Assignor:	Zoom Telephonics, Inc. 207 South Street Boston, Massachusetts 02111 Attn: Frank Manning Email: frankm@zoom.com
with a copy to:	John L. DuPre’ Hamilton, Brook, Smith & Reynolds, P.C. 530 Virginia Road, P.O. Box 9133 Concord, Massachusetts 01742 Email: john.dupre@hbsr.com

ARTICLE  10
MULTIPLE COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered to the other Party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASSIGNOR: ZOOM TELEPHONICS, INC.

By:	/s/ Frank B. Manning
Frank Manning
Chairman and President
Address: 207 South Street, Boston, Massachusetts 02111, USA

ASSIGNEE: JIANGSU LEIMONE ELECTRONICS COMPANY, LTD.

By:	/s/ Lei Gu	Date:10/18/2010
Lei Gu
Chairman
Address: Zongyi Digital City, Tushannan village, Tongzhou City, Jiangsu Province 226376 People’s Republic of China

EXHIBIT A
LIST OF ZOOM MARKS

China (PRC)	ZOOM	9	9900048553 / 1550074	Registered
China (PRC)	ZOOM	35	9900048554 / 1451717	Registered
China (PRC)	ZOOM	38	990004855 / 1427684	Registered
China (PRC)	ZOOM (Chinese Characters) 瞩目	9	2000098504 / 1777799	Registered
China (PRC)	ZOOM (Chinese Characters) 瞩目	35	2000098505 / 1749269	Registered
China (PRC)	ZOOM (Chinese Characters) 瞩目	38	2000098506 / 1707903	Registered
China (PRC)	H LOGO & HAYES	9	- / 264789	Registered

Exhibit B
Transfer Application/Application for Registered Trademarks